WAIVER OF

LEAK-OUT AND LOCKUP AGREEMENT

THIS WAIVER OF LEAK-OUT AND LOCKUP AGREEMENT (the “Waiver”) is made and entered into as of December 31, 2013 (the “Effective Date”), by Adaptive Medias, Inc. (f/k/a Mimvi, Inc.), a Nevada corporation (the “Company”), in favor of Qayed Shareef (the “Shareholder”) in order to waive the provisions of that certain Leak-Out and Lockup Agreement between the Company and Shareholder dated July 1, 2013 (the “Agreement”). For all purposes of this Waiver, “Shareholder” includes any affiliate, controlling person of Shareholder, agent, representative, or other person with whom Shareholder is acting in concert.

WHEREAS, the Company has agreed to execute this Waiver in order to reduce the term of the leak-out and lockup provisions of the Agreement from 20 months to such periods as may be required at law.

NOW, THEREFORE, in consideration of the foregoing premises, the Company hereby agrees and acknowledges that it is in the best interests of the Company to act as follows.

1.            Waiver. As of the Effective Date, pursuant to and to the fullest extent provided in Section 2 of the Agreement, the Company hereby waives the restrictions placed on Shareholder in the Agreement to the fullest extent permitted under all applicable laws.

IN WITNESS WHEREOF, the undersigned have duly executed this Waiver as of the day and year first above written.

ADAPTIVE MEDIAS, INC.

By	/s/ Abdul Parmach
Abdul Parmach, Principal Accounting Officer